Exhibit H
PAGE No. 340.- FIRST COPY.- TRANSCRIPTION IN THE BOOK OF NOTARIAL RECORDS. “TELEFÓNICA DE ARGENTINA S.A.”.- DEED NUMBER 162.- In the City of Buenos Aires, Capital of the Argentine Republic, on this 13 July 2009, at Avenida Ingeniero Huergo number 723, 3rd. Floor, where I appeared at the request of the appearing party, before me, the authorizing Escribano Público (Civil Law Notary), THERE APPEARED: Pablo Luis LLAURO, Argentine, married, of age, bearer of National Identity Document No. 17.499.588, domiciled at Avenida Ingeniero Huergo No. 723, 3rd. Floor, in this City, personally known to me, who ACTS in the name and on behalf, and in his capacity as attorney-in-fact for the company “TELEFÓNICA DE ARGENTINA S.A.”, whose legal capacity to act as such is evidenced by the General Power of Attorney to perform administrative and judicial acts granted under public deed number 324, on 7 October 2008, recorded on page 1020 of the Register 1058 in this City, the original First Copy of which I have had before me and the photocopy of which is annexed to page 334 of such Register, Protocol of this year. Such attorney-in-fact stated that the power of attorney mentioned above was in full force and effect without any modifications and restrictions. And the appearing party in the capacity mentioned and evidenced ut supra, STATED as follows: That he requested me, the authorizing Escribano Público (Civil Law Notary), to transcribe in the Book of Notarial Records the entire Minutes of the Meeting of the Comisión Fiscalizadora number 121, dated 7 July 2009, annexed to pages 75 to 78, inclusive of the Register Book of Minutes of the Meetings of the Supervisory Committee, duly authorized and signed by the Inspección General de Justicia (Superintendence Bureau of Corporations) on 24 August 2005, under number 46918-05; which in its respective Book I have had before me for the execution hereof and the text of which reads as follows: “MINUTES OF THE MEETING OF THE COMISIÓN FISCALIZADORA No. 121. In the City of Buenos Aires, on this 7 July 2009 at 12.45 p.m., Messrs. Edgardo A. Sanguineti and Eduardo L. Llanos, as members of the Comisión Fiscalizadora (Comisión Fiscalizadora) of Telefónica de Argéntina S.A. (“TASA” or “the Company”), held a meeting. Notice of the absence of Mr. Lazzati at such meeting had been duly given to the controlling bodies. Mr. Llanos further stated that as provided for in paragraph B of the regulation of this committee, meetings shall be held with the attendance of the majority of the members thereof. Mr. Llanos further stated that the meeting was chaired by Mr. Eduardo Sanguineti, in compliance with paragraph D of the regulation mentioned above and pursuant to the resolution adopted at the meeting held on 2 July 2009. Mr.

Sanguineti further informed the attendees that on 23 June 2009, the Company received a notification from Telefónica, S.A. (hereinafter referred to as “TSA”) wherein it stated, as a consequence of the demand received from a minority shareholder, its intention to acquire 100% of the remaining capital stock held by the minority shareholders of Telefónica de Argentina S.A. under the terms established in chapter VII of the Régimen de Transparencia de la Oferta Pública (Public Tender Offer Transparency Regime) approved by Executive Order No. 677/01. Under such circumstance, the Company gave notice of the existence of such notification to the Buenos Aires Stock Exchange (BCBA) and the Comisión Nacional de Valores (Argentina Securities and Exchange Commission) (“CNV”) under the relevant terms regulating the notification of relevant facts. Mr. Sanguineti further stated that on 23 June 2009, the Company made the relevant publications in the Official Bulletin, in the Bulletin of the Buenos Aires Stock Exchange, and in a nationally circulated newspaper. Moreover, Mr. Sanguineti highlighted that the Declaration of Acquisition had weighed the criteria set forth in section 32, subsection d), of such Transparency Regime, by assessing the remaining equity interest of the minority shareholders in the sum of ARS126,001,784 (one hundred and twenty-six million, one thousand and seven hundred and eighty-four Argentine pesos). Consequently, TSA set as the price for each of the outstanding 126,001,784 shares, having a nominal value of ARS0.10 (ten cents) each, of the Company (including all rights inherent therein) the sum of ARS1 (one Argentine peso). Mr. Sanguineti further stated that the Board of Directors of the Company had entrusted the independent valuation expert, MBA Lazard Banco de Inversiones S.A. (hereinafter referred to as MBA), to prepare an opinion on the Fairness of the price offered by TSA. Such opinion, dated 6 July 2009, was that the price per share offered by TSA was fair from a financial viewpoint, after analyzing the criteria established by section 32, subsection b) of such Transparency Regime. Mr. Sanguineti also stated that, pursuant to the provisions of sections 27 and 28, and in subsection d) of section 32 of the Régimen de Transparencia de la Oferta Pública and section 25 of Chapter XXVII of the Rules of the Comisión Nacional de Valores (Argentine Securities and Exchange Commission), this Comisión Fiscalizadora must render an opinion within the scope of its jurisdiction. In this regard, Mr. Sanguineti reported that, taking into account the nature of the function of the Comisión Fiscalizadora of the Company, he understood that the relevant responsibility thereof was limited to verifying that the Board of Directors of the Company and its Audit Committee had rendered the opinions established by the Public Tender Offer Transparency Regime concerning the price mentioned and that such opinions had reflected the information and the considerations required to such effect. On the date hereof, the Audit Committee and the Board of Directors had rendered their opinions on the price offered by TSA.

After a brief discussion on such considerations and on the draft report delivered to the members of the Comisión Fiscalizadora sufficiently in advance by Mr. Sanguineti, Mr. Llanos moved to approve it. The report of the Comisión Fiscalizadora of Telefónica de Argentina S.A. was unanimously approved. Such report was then transcribed immediately after these minutes: Mr. Llanos then moved to delegate to Mr. Sanguineti the signing thereof. The motion was unanimously approved. There being no further business to transact, the meeting was adjourned at 01.30 p.m. COMISIÓN FISCALIZADORA REPORT REQUIRED BY SECTION 32 OF THE PUBLIC TENDER OFFER TRANSPARENCY REGIME. In the City of Buenos Aires, on 7 July 2009. To the Board of Directors of Telefónica de Argentina S.A., Av. Ingeniero Huergo 723 PB, in the City of Buenos Aires. In our capacity as members of the Supervisory Committee of Telefónica de Argentina S.A. (“TASA” or “the Company”) and pursuant to the provisions set forth in sections 27 and 28 and in subsection d) of section 32 of the Régimen de Transparencia de la Oferta Pública (Public Tender Offer Transparency Regime) approved by Executive Order No. 677/01, with regard to the documents mentioned in II and for the purpose set forth in III, we performed the tasks specified in V within the scope set forth in IV, and reached the conclusion set forth in VI. The considerations made in VII must be taken into account at the time of reading this report. I. BACKGROUND Telefónica, S.A. (a company incorporated in Spain) as indirect controlling shareholder of the Company, after having received a demand from a minority shareholder of the Company, on 23 June 2009, issued a Declaration of Acquisition to acquire of the Remaining Capital Stock held by the Minority Shareholders under the terms established in sections 25 to 29, subsection d) of section 32 and the related ones of the Régimen de Transparencia de la Oferta Pública, (Public Tender Transparency Regime) approved by Executive Order No. 677/01. On 24 June 2009, the Board of Directors of the Company resolved to request a Fairness Opinion from MBA Lazard Banco de Inversiones S.A. as an independent valuation expert. Such opinion, dated 6 July 2009, was used to support the price per share offered for Telefónica S.A. after weighing the criteria specified in subsection d), section 32 of the Regime mentioned above. II. WORK-PRODUCT DOCUMENTS. Our task involved the following documents: (a) the Declaration of Acquisition to acquire 100% of the Remaining Capital Stock held by the Minority Shareholders issued and notified on 23 June 2009 by Telefónica, S.A. as controlling shareholders, with regard to the shares in the Company held by minority shareholder; (b) the Fairness Opinion rendered on 6 July 2009, by MBA Lazard Banco de Inversiones S.A. (signed by Gregorio Chamas, Chief Executive Officer, and Santiago Alsina, Corporate Finance Director), as Financial Advisor of the Company regarding the price offered for shares in TASA in the document indicated in a); (c) Minutes of the Meeting of the Board of Directors of the Company held on 7 July 2009 containing its opinion on the price offered in compliance with the provisions of subsection d) of section 32 del of the Régimen de Transparencia de la Oferta Pública (Public Tender Offer Transparency Regime); and (d) Minutes of the Meeting of the Audit Committee held on 7 July 2009, containing its opinion on the price offered according to the subsection set forth in the previous paragraph. III. PURPOSE. The purpose of our task was to render the opinion indicated in subsection d) of section 32 of the Régimen de Transparencia de la Oferta Pública, (Public Tender Offer Transparency Regime) approved by Executive Order No. 677/01. IV. SCOPE. Taking into account our jurisdiction as Comisión Fiscalizadora of the Company, we understand that our relevant responsibility is limited to verifying that the Board of Directors of the Company and its Audit Committee have rendered the relevant opinions established in the Régimen de Transparencia de la Oferta Pública (Public Tender Offer Transparency Regime) with regard to the price mentioned in I, and that such opinions reflect the required information and considerations required to such effect. V. PERFORMED TASKS. To comply with the purpose set forth in III, we have performed the following tasks: (a) consideration of the required opinions with respect to the criteria set forth in to the Régimen de Transparencia de la Oferta Pública (Public Tender Transparency Regime) (section 32, subsection d) to support the price; (b) reading of the documents mentioned in II; (c) attendance at the meeting of the Board of Directors of the Company wherein the directors approved the opinion indicated in II, paragraph c); and (d) attendance at the meeting of the Audit Committee of the Company where the members of such Committee approved the opinion mentioned in II, paragraph d) . VI. OPINION. Pursuant to our tasks performed regarding the documents listed in II, for the purpose specified in III, and the scope mentioned in IV, which involved the tasks listed in V, in our opinion, the opinions of the Board of Directors and the Audit Committee of Telefónica de Argentina S.A., contained in the documents listed in II subsections c) and d), respectively, comply, in form and substance, with the provisions set forth in the Régimen de Transparencia de la Oferta Pública (Public Tender Offer Transparency Regime) and are consistent, with regard to the price established in the document mentioned in II, paragraph a) with the document established in II paragraph b). VII. CONSIDERATIONS REGARDING THE USE OF THIS REPORT. This report has been prepared exclusively for the purpose described in III. Any other use for a different purpose may not be appropriate. This report is not to be partially reproduced or distributed. /s/.- Edgardo A. Sanguineti, /s/ — Eduardo L. Llanos. THE FOREGOING IS A FAITHFUL COPY. I attest. I further attest that the appearing party requests me to issue a First Certified

Copy hereof. LEGAL CAPACITY: The Authorizing Civil-law Notary hereby acknowledged that the company was registered with the Inspección General de Justicia on 13 July 1990, under number 4535, in Book 108, Volume A, of Sociedades Anónimas (Stock Companies). The principal place of business of the Company is located at Avenida Ingeniero Huergo No. 723, Ground Floor, in this City and is registered under C.U.I.T. (taxpayer’s registration number) 30-63945397-5.-Once these presents have been read to the appearing party, he signs them before me, I attest. Pablo Luis LLAURO — Before me. Juan José MERINO. There is my seal. THIS IS A TRUE COPY of the original deed recorded by me, on page 340 of the Register 479 in my charge. I hereby issue this First Certified Copy for the COMPANY in four stamped sheets of notarial paper correlatively numbered from N 011026911 to N 011026914, which I sealed and signed in the City of Buenos Aires on 13 July 2009.-